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                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             Three Months Ended
                                    --------------------------------------
                                    March 31,                    March 31,
                                      1995                         1994
                                    ---------                    ---------
Weighted average number of shares
   of primary and fully dilutive
   common stock and common stock
   equivalents                         25,872                      20,953
                                    =========                    ========
Net income                          $   3,318                    $  1,537
                                    =========                    ========

Net income per
   common share                     $     .13                    $    .07
                                    =========                    ========

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